UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2015

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 810 – 675 West Hastings Street, Vancouver, British Columbia V6B 1N2
(Address of principal executive offices and Zip Code)

(604) 681-9635
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 5.02 of this current report on Form 8-K is responsive to this item.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 10, 2015, Dr. David Webb resigned as a director of Lake Victoria Mining Company, Inc. (the “Company”). In connection with his resignation Dr. Webb had no disagreements with us relating to matters of our operations, policies or practices.

Also, effective April 10, 2015, we appointed Mr. John J. Sutherland as a director of the Company. Mr. Sutherland was also appointed to the audit committee of the Company and acts as the chair of the audit committee.

Mr. Sutherland, CPA, CGA, is the CFO of Grande West Transportation (BUS:TSX-V), a mid-size transit bus manufacturer since April, 2013. Previously, he was Vice President and CFO of Goldgroup Mining for five years. He was previously Vice President, Finance of Arequipa Resources Ltd. leading up to its acquisition by Barrick Gold. Previous board positions by Mr. Sutherland include eight years with Aquiline Resources Inc. until its acquisition by Pan American Silver Corp. Mr. Sutherland was also formerly the Site General Manager at the Sonora Gold project of Sonora Gold Corp. and Co-Founder, Vice-President and CFO of Tekion, Inc., a micro fuel cell developer, and was a key partner in its growth. Prior to Tekion, he was President and CEO of ASC AVCAN Systems Inc., a technology company.

In connection with Mr. Sutherland’s appointment as a director of the company, we agreed to grant him stock options to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.06 per share for a term expiring February 13, 2018. We intend to grant the stock options relying on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Except as disclosed above, we have not been a party to any transaction with Mr. Sutherland since the beginning of April 1, 2013, or any currently proposed transaction with Mr. Sutherland in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Sutherland had or will have a direct or indirect material interest.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated April 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:	/s/ Ming Zhu
Ming Zhu
Chief Financial Officer
Dated: April 13 , 2015